Exhibit 4.2

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of February 23, 2001 by and between Cox Enterprises, Inc., a Delaware corporation (the "Company"), Cox Communications, Inc., a Delaware corporation ("CCI"), and Salomon Smith Barney Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, ABN AMRO Rothschild LLC, Fleet Securities, Inc., J.P. Morgan Securities Inc. and SG Cowen Securities Corporation (collectively, the "Initial Purchasers") pursuant to the Purchase Agreement, dated as of February 15, 2001 (the "Purchase Agreement"), between the Company and the Initial Purchasers. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and CCI have agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

     The Company and CCI agree with the Initial Purchasers, (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Securities (as defined herein) and the beneficial owners from time to time of the Underlying CCI Common Stock (as defined herein) delivered upon exchange of the Securities (each of the foregoing a "Holder" and together the "Holders"), as follows:

     Section 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" means, with respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

     "Amendment  Effectiveness  Deadline  Date"  has the  meaning  specified  in
Section 2(d) hereof.

     "Applicable Exchange Price" means, as of any date of determination, $1,000 divided by the Exchange Rate in effect as of such date of determination or, if no Securities are then outstanding, the Exchange Rate that would be in effect were Securities then outstanding.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

     "CCI Common Stock" means any shares of Class A common stock, par value $1.00 per share, of CCI as it exists on the date of this Agreement and any other shares of Capital Stock (as defined in Section 101 of the Indenture) of CCI into which the CCI Common Stock shall be reclassified or changed, including the Underlying CCI Common Stock.

     "Damages Accrual Period" has the meaning specified in Section 2(e) hereof.

     "Damages Payment Date" means each February 15 and August 15 in the case of Securities and the Underlying CCI Common Stock.

     "Deferral Notice" has the meaning specified in Section 3(i) hereof.

     "Deferral Period" has the meaning specified in Section 3(i) hereof.

     "Effectiveness Deadline Date" has the meaning specified in Section 2(a) hereof.

     "Effectiveness Period" means the period that will terminate upon the earlier of the following: (A) when all shares of Underlying CCI Common Stock covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, and (B) when no Securities are outstanding, in the written opinion of counsel to CCI, all outstanding Registrable Securities held by persons which are not affiliates of CCI may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto.

     "Exchange Rate" has the meaning assigned to that term in the Indenture.

     "Event" has the meaning specified in Section 2(e) hereof.

     "Event Termination Date" has the meaning specified in Section 2(e) hereof.

     "Event Date" has the meaning specified in Section 2(e) hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Filing Deadline Date" has the meaning specified in Section 2(a) hereof.

     "Holder" has the meaning specified in the second paragraph of this Agreement.

     "Indenture" means the Indenture dated as of February 22, 2000 between the Company and the Trustee, as amended and supplemented by the Fourth Supplemental Indenture dated as of the date hereof between the Company and the Trustee, pursuant to which the Securities are being issued.

     "Initial Purchasers" has the meaning specified in the first paragraph of this Agreement.

     "Initial Shelf Registration Statement" has the meaning specified in Section 2(a) hereof.

     "Issue Date" means February 23, 2001.

     "Liquidated Damages Amount" has the meaning specified in Section 2(e) hereof.

     "Material Event" has the meaning specified in Section 3(i) hereof.

     "Notice and Questionnaire" means a written notice delivered to the Company and CCI containing the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum of the Company dated February 15, 2001 relating to the Securities.

     "Notice Holder" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company and CCI on or prior to such date.

     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

     "Purchase Agreement" has the meaning specified in the first paragraph of this Agreement.

     "Record Holder" means, with respect to any Damages Payment Date relating to any Securities or Underlying CCI Common Stock on which any Liquidated Damages Amount is payable, the registered holder of such Securities or Underlying CCI Common Stock, as the case may be, as of the fifteenth day prior to such Damages Payment Date or, if all Events giving rise to the Liquidated Damages Amount payable on such Damages Payment Date have been cured and no such Event is continuing on such date, as of the date on which the last such Event was cured.

     "Registrable Securities" means the Underlying CCI Common Stock and any security issued with respect thereto upon any event described in Section 306 of the Indenture until, in the case of any such security, the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) were it not held by an Affiliate of CCI or (iii) its sale to the public pursuant to Rule 144.

     "Registration Expenses" means the expenses referred to in Section 5 hereof.

     "Registration  Statement"  means  any  registration  statement  of CCI that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

     "Representatives" means Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "Restricted Securities" has the meaning assigned to that term in Rule 144.

     "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     "SEC" means the U.S. Securities and Exchange Commission and any successor agency.

     "Securities" means the 2% Exchangeable Senior Notes due 2021 of the Company to be purchased pursuant to the Purchase Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Shelf Registration Statement" has the meaning specified in Section 2(a) hereof.

     "Subsequent  Shelf  Registration  Statement"  has the meaning  specified in
Section 2(b) hereof.

     "TIA" means the Trust Indenture Act of 1939, as amended.

     "Trustee" means The Bank of New York (or any successor entity), as the Trustee under the Indenture.

     "Underlying CCI Common Stock" means the CCI Common Stock into which the Securities are exchangeable or delivered upon any such exchange.

     Section 2. Shelf Registration. (a) CCI shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date (the "Filing Deadline Date") ninety (90) days after the Issue Date, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and set forth in the Initial Shelf Registration Statement, provided that in no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of CCI. CCI shall use reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the "Effectiveness Deadline Date") that is one hundred and eighty (180) days after the Issue Date, and shall use its best efforts to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period; provided, however, that no Holder shall be entitled to have the Registrable Securities held by it covered by such Shelf Registration Statement unless such Holder shall have provided a Notice and Questionnaire in accordance with Section 2(d) and is in compliance with Section 4. None of CCI's security holders (other than the Holders of Registrable Securities) shall have the right to include any of CCI's securities in the Shelf Registration Statement, except that the Company may include in the Shelf Registration Statement the CCI Common Stock registrable pursuant to the Registration Rights Agreement dated February 23, 2000 between Cox Communications, Inc. and the Initial Purchasers.

     (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been sold pursuant thereto or shall have otherwise ceased to be Registrable Securities), CCI shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, CCI shall use reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and shall use reasonable best efforts to keep such Subsequent Shelf Registration Statement (or another Subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

     (c) CCI shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by CCI for such Shelf Registration Statement, if required by the Securities Act or, to the extent to which CCI does not reasonably object, as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the Notice Holders.

     (d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and
Section 3(i). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company and CCI at least three (3) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, CCI shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within seven (7) Business Days after such date (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling security holder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if CCI shall file a post-effective amendment to the Shelf Registration Statement, use reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "Amendment Effectiveness Deadline Date") that is sixty (60) days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as

practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); provided that if such Notice and Questionnaire is delivered during a Deferral Period, CCI shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i), provided, further, that if, under applicable law, CCI has more than one option as to the type or manner of making any such filing, it will make the required filing or filings in the manner or of a type that is reasonably expected to result in the earliest availability of the Prospectus for effecting resales of Registrable Securities. Notwithstanding anything contained herein to the contrary, CCI shall be under no obligation to name any Holder that is not a Notice Holder as a selling security holder in any Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this
Section 2(d) (whether or not such Holder was a Notice Holder at the time the Registration Statement was declared effective) shall be named as a selling security holder in the Registration Statement or related Prospectus in accordance with the requirements of this Section 2(d).

     (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, (iii) CCI has failed to perform its obligations set forth in Section 2(d) hereof within the time periods required therein or (iv) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof (each of the events of a type described in any of the foregoing clauses (i) through (iv) are individually referred to herein as an "Event," and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause (ii), the date by which CCI is required to perform its obligations set forth in Section 2(d) in the case of clause (iii) (including the filing of any post-effective amendment prior to the Amendment Effectiveness Deadline Date), and the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 3(i) hereof in the case of clause (iv), being referred to herein as an "Event Date"). Events shall be deemed to continue until the "Event Termination Date," which shall be the following dates with respect to the respective types of Events: the date the Initial Shelf Registration Statement is filed in the case of an Event of the type described in clause (i); the date the Initial Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause (ii); the date CCI performs its obligations set forth in Section 2(d) in the case of an Event of the type described in clause (iii) (including, without limitation, the date the relevant post-effective amendment to the Shelf Registration Statement is declared effective under the Securities Act); and termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded in the case of the commencement of an Event of the type described in clause (iv).

     Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a "Damages Accrual Period"), the Company agrees to pay, as liquidated damages and not as a penalty, an amount (the "Liquidated Damages Amount"), payable on the Damages Payment Dates to Record Holders of then outstanding Securities and of then outstanding shares of Underlying CCI Common

Stock delivered upon exchange of Securities that are Registrable Securities, as the case may be, accruing, for each portion of such Damages Accrual Period beginning on and including a Damages Payment Date (or, in respect of the first time that the Liquidation Damages Amount is to be paid to Holders on a Damages Payment Date as a result of the occurrence of any particular Event, from the Event Date) and ending on but excluding the first to occur of (A) the date on which the Damages Accrual Period ends or (B) the next Damages Payment Date, at a rate per annum equal to one-quarter of one percent (0.25%) for the first ninety
(90) day period from the Event Date, and thereafter at a rate per annum equal to one-half of one percent (0.5%) of the aggregate principal amount of such Securities and the aggregate Applicable Exchange Price of such shares of Underlying CCI Common Stock, as the case may be, in each case determined as of the Business Day immediately preceding the next Damages Payment Date; provided that in the case of a Damages Accrual Period that is in effect solely as a result of an Event of the type described in clause (iii) of the immediately preceding paragraph, such Liquidated Damages Amount shall be paid only to the Holders that have delivered Notice and Questionnaires that caused CCI to incur the obligations set forth in Section 2(d) the non-performance of which is the basis of such Event; provided further, that any Liquidated Damages Amount accrued with respect to any Securities or portion thereof called for redemption on a redemption date or exchanged into Underlying CCI Common Stock on an exchange date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Securities or portion thereof for redemption or exchange on the applicable redemption date or exchange date, as the case may be, on such date (or promptly following the exchange date, in the case of exchange). Notwithstanding the foregoing, no Liquidated Damages Amounts shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events.
Following the cure of all Events requiring the payment by the Company of Liquidated Damages Amounts to the Holders of Securities and Registrable
Securities pursuant to this Section, the accrual of Liquidated Damages Amounts will cease (without in any way limiting the effect of any subsequent Event requiring the payment of Liquidated Damages Amount by the Company). For the avoidance of doubt, with respect to the payment of Liquidated Damages Amounts payable as a result of an Event occurring after the end of one or more Damages Accrual Periods, such Liquidated Damages Amounts shall be calculated at a rate per annum equal to one quarter of one percent (0.25%) for the first ninety (90) days period from such Event Date, and thereafter at a rate per annum equal to one-half of one percent (0.5%) until the next Event Termination Date on which there are no Events which have occurred and are continuing.

     The Trustee shall be entitled, on behalf of Holders of Securities or Underlying CCI Common Stock, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Liquidated Damages Amount. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude a Notice Holder or Holder of Securities or Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

     All of the Company's obligations set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(k)).

     The parties hereto agree that the liquidated  damages  provided for in this
Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Securities and Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

     Section 3. Registration Procedures. In connection with the registration obligations of CCI under Section 2 hereof, CCI shall:

     (a) Before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, furnish to the Representatives copies of all such documents proposed to be filed and use reasonable efforts to reflect in each such document when so filed with the SEC such comments as the Representatives reasonably shall propose within three (3) Business Days of the delivery of such copies to the Representatives.

     (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective until the expiration of the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

     (c) As promptly as practicable give notice to the Notice Holders and the Representatives (i) when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by CCI of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of (but not the nature of or details concerning) a Material Event (provided, however, that no notice by CCI shall be required pursuant to this clause (v) in the event that CCI either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading) and (vi) of the determination by CCI that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of CCI (or as required pursuant to Section 3(i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply.

     (d) Use its reasonable best efforts to prevent the issuance, and if issued, to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment.

     (e) If reasonably requested by the Representatives or any Notice Holder, promptly incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the Representatives or such Notice Holder shall, on the basis of a written opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; provided that CCI shall not be required to take any actions under this Section 3(e) that are not, in the reasonable opinion of counsel for CCI, in compliance with applicable law.

     (f) Promptly furnish to each Notice Holder and the Initial Purchasers, upon their request and without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to CCI by such Notice Holder or the Initial Purchasers, as the case may be).

     (g) During the Effectiveness Period, deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and CCI hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

     (h) Prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use reasonable efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such

Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided that CCI will not be required to
(i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

     (i) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any corporate development that, in the discretion of CCI, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) give notice to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by CCI that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed
       incorporated by reference in such Prospectus. CCI will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of CCI, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of CCI or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of CCI, such suspension is no longer appropriate. The period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period"), without the Company incurring any obligation to pay liquidated damages pursuant to Section 2(e), shall not exceed forty-five (45) days in any three (3) month period and ninety (90) days in any twelve (12) month period.

     (j) If reasonably requested in writing in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities and any broker-dealers, attorneys and accountants retained by such Notice Holders, all relevant financial and other records, pertinent corporate documents and properties of CCI and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of CCI and its subsidiaries to make available for inspection during normal business hours all relevant information reasonably requested by such representative for the Notice Holders or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, however, that such persons shall first agree in writing with CCI that any information that is reasonably and in good faith designated by CCI in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities law), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than CCI and such source is not bound by a confidentiality agreement; and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the counsel referred to in Section 5.

     (k) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of CCI commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

     (l) If any Registrable Securities are not eligible for uncertificated delivery or a Notice Holder requires certificated delivery, cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least two Business Days prior to any sale of such Registrable Securities.

     (m) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the transfer agent for the CCI Common Stock with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

     (n) Use its reasonable best efforts to provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc.

     (o) Upon (i) the filing of the Initial  Shelf  Registration  Statement  and
(ii) the effectiveness of the Initial Shelf Registration Statement, announce the same, in each case by release to Business Wire, Reuters Economic Services or Bloomberg Business News.

     (p) Enter into such customary agreements and take all such other necessary and lawful actions in connection therewith (including those requested by the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate disposition of such Registrable Securities.

     Section 4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company and CCI with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company and CCI all information required to be disclosed in order to make the information previously furnished to the Company and CCI by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Registration Statement under applicable law or pursuant to SEC comments and any information otherwise required by the Company or CCI to comply with all applicable laws and regulations.

     Section 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company and CCI of their respective obligations under Sections 2 and 3 of this Agreement whether or not any of the Registration Statements are declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, fees and disbursements of the counsel specified in the next sentence in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for CCI in connection with the Shelf Registration Statement, and (v) fees and disbursements of the registrar and transfer agent for the CCI Common Stock. In addition, the Company shall bear or reimburse the Notice Holders for the fees and disbursements of one firm of legal counsel for the Holders, which shall initially be Shearman & Sterling, but which may, upon the written consent of the Initial Purchasers (which shall not be unreasonably withheld), be another nationally recognized law firm experienced in securities law matters designated by the Company. In addition, the Company shall pay the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of CCI are then listed and the fees and expenses of any person, including special experts, retained by CCI. Notwithstanding the foregoing, Notice Holders who sell Registrable Securities through a Registration Statement shall pay all underwriting or broker discounts or commissions incurred in connection with such sales of Registrable Securities.

     Section 6. Indemnification; Contribution. (a) The Company and CCI, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers and each holder of Registrable Securities and each person, if any, who controls the Initial Purchasers or any holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the prior written consent of the Company and CCI; and

     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or CCI by or on behalf of Initial Purchasers or such holder of Registrable Securities (which also acknowledges the indemnity provisions herein) and each person, if any, who controls the Initial Purchasers or any such holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (1) arising from an offer or sale of Registrable Securities occurring during a Deferral Period, if a Deferral Notice was given to such notice Holder in accordance with Section 8(c), or (2) if the Holder fails to deliver at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, and such Prospectus, as amended or supplemented, corrected such untrue statement or omission or alleged untrue statement or omission of a material fact and the delivery thereof was required by law and would have constituted a complete defense to the claim in respect of such untrue statement or omission or alleged untrue statement or omission.

     (b) In connection with any Shelf Registration in which a holder, including, without limitation, the Initial Purchasers, of Registrable Securities is participating, in furnishing information relating to such holder of Registrable Securities to the Company or CCI in writing expressly for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, the holders of such Registrable Securities agree, severally and not jointly, to indemnify and hold harmless the Initial Purchasers and each person, if any, who controls the Initial Purchasers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the Company and CCI, and each person, if any, who controls the Company or CCI within the meaning of either such Section, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or CCI by or on behalf of such holder of Registrable Securities (which also acknowledges the indemnity provisions herein) and each person, if any, who controls any such holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     Each of the Initial Purchasers agrees to indemnify and hold harmless the Company, CCI, the holders of Registrable Securities, and each person, if any, who controls the Company, CCI, or any holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to CCI by or on behalf of the Initial Purchasers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     CCI agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     The Company agrees to indemnify and hold harmless CCI against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to CCI by or on behalf of the Company expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than forty five (45) days after receipt by such indemnifying party of aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) If the indemnification provided for in this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative fault of the Company and CCI on the one hand and the holders of the Registrable Securities or the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or CCI or by the holder of the Registrable Securities or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The  parties  hereto  agree  that it  would  not be just and  equitable  if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 6, neither the holder of any Registrable Securities nor the Initial Purchasers, shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such holder of Registrable Securities or purchased by the Initial Purchasers, as the case may be, and distributed to the public were offered to the public exceeds the amount of any damages that such holder of Registrable Securities or the Initial Purchasers has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 6(e), each person, if any, who controls the Initial Purchasers or any holder of Registrable Securities within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers or such holder, and each person, if any, who controls the Company or CCI within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or CCI, as the case may be.

     Section 7. Information Requirements. (a) CCI covenants that, if at any time before the end of the Effectiveness Period, CCI is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, CCI shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in CCI's most recent report required to be filed and filed pursuant to
Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require CCI to register any of its securities (other than the CCI Common Stock) under any section of the Exchange Act.

     Section 8. Miscellaneous.

     (a) No Conflicting Agreements. Neither the Company nor CCI is, as of the date hereof, a party to, nor shall either the Company or CCI, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. Each of the Company and CCI represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company's or CCI's securities under any other agreements. Notwithstanding the foregoing, the Initial Purchasers acknowledge that CCI is obligated, and may obligate itself from time to time in the future, to register its securities for other holders.

     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and CCI have obtained the written consent of Holders of a majority of the then outstanding Underlying CCI Common Stock constituting

Registrable Securities (with Holders of Securities deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying CCI Common Stock into which such Securities are or would be exchangeable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly adversely affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery,
(ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

     (v) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company and CCI in a Notice and Questionnaire or any amendment thereto;

     (w) if to the Company, to:

         Cox Enterprises, Inc.
         1400 Lake Hearn Drive, N.E.
         Atlanta, GA  30319
         Attention:     Richard Jacobson
         Telephone:     (404) 843-5111
         Facsimile:     (404) 843-5142

         with a copy to:

         Dow, Lohnes & Albertson PLLC
         1200 New Hampshire Avenue
         Suite 800
         Washington, DC 20036
         Attention:  Stuart A. Sheldon
         Telephone:  202-776-2527
         Facsimile:  202-776-2222

         (x)      if to CCI, to:

         Cox Communications, Inc.
         1400 Lake Hearn Drive, N.E.
         Atlanta, GA  30319
         Attention:     Mark W. Major
         Telephone:     (404) 843-5111
         Facsimile:     (404) 843-5939
         with a copy to:

         Dow, Lohnes & Albertson PLLC
         1200 New Hampshire Avenue
         Suite 800
         Washington, DC 20036
         Attention:  Stuart A. Sheldon
         Telephone:  202-776-2527
         Facsimile:  202-776-2222

         and

         (y)      if to the Initial Purchasers, to:

         Salomon Smith Barney Inc.
         388 Greenwich Street
         New York, NY  10013
         Attention:  General Counsel
         Facsimile:  (212) 816-7912

         and to

         Merrill Lynch & Co.,
         Merrill Lynch, Pierce, Fenner & Smith Incorporated
         World Financial Center
         North Tower
         250 Vesey Street
         New York, N Y  10281
         Attention:     Syndicate Department
         Facsimile:     (212) 738-1069

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

     (d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, the Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (e) Successors and Assigns. This Agreement shall insure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Securities or Registrable Securities, in any manner, whether by operation of law or otherwise, such Securities or Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Securities or Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by any other Holder to comply with, or any breach by any other Holder of, any of the obligations of such other Holder under this Agreement.

     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

     (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     (i) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

     (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company and CCI with respect to the Securities and the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company and CCI with respect to the Securities and the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights.

     (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the expiration of the Effectiveness Period, except for any liabilities or obligations under Sections 4, 5 or 6 hereof and the obligations to make payments of and provide for liquidated damages under
Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COX ENTERPRISES, INC.


By:      /s/ Richard Jacobson
       -------------------------------------
       Name:      Richard Jacobson
       Title:     Treasurer


COX COMMUNICATIONS, INC.


By:      /s/ Mark W. Major
       -----------------------------
       Name:      Mark W. Major
       Title:     Treasurer


Confirmed and accepted as of the date first above written:

SALOMON SMITH BARNEY INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED
ABN AMRO ROTHSCHILD LLC
FLEET SECURITIES, INC.
J.P. MORGAN SECURITIES INC.
SG COWEN SECURITIES CORPORATION

By:  Salomon Smith Barney Inc.


By   /s/ Tristram E. Collins
     -------------------------------
     Name: Tristram E. Collins
     Title: Director

By:  Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated


By   /s/ Eric Federman
     ------------------------------
     Name: Eric Federman
     Title: Director